Exhibit 99.01
Cadence Reports Third Quarter 2013 Financial Results
SAN JOSE, Calif. — October 23, 2013 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter of fiscal year 2013.
Cadence reported third quarter 2013 revenue of $367 million, compared to revenue of $339 million reported for the same period in 2012. On a GAAP basis, Cadence recognized net income of $39 million, or $0.13 per share on a diluted basis, in the third quarter of 2013, compared to net income of $59 million, or $0.21 per share on a diluted basis, in the same period in 2012.
Using the non-GAAP measure defined below, net income in the third quarter of 2013 was $63 million, or $0.21 per share on a diluted basis, as compared to net income of $59 million, or $0.21 per share on a diluted basis, in the same period in 2012.
“In Q3, Cadence posted solid results and continued to announce new products. Palladium XP II, the latest emulator in our market leading product family, offers a significant performance improvement and contributed to strong Q3 hardware sales,” said Lip-Bu Tan, president and chief executive officer.  “Our talented development teams also delivered Spectre XPS, a new FastSPICE simulator which can deliver up to 10-times faster throughput than competing solutions.”
“I am pleased with our financial performance in Q3 with profitability and cash flow both at the high end of our expectations,” added Geoff Ribar, senior vice president and chief financial officer.
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
For the fourth quarter of 2013, the company expects total revenue in the range of $370 million to $380 million. Fourth quarter GAAP net income per diluted share is expected to be in the range of $0.11 to $0.13. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.22 to $0.24.
For 2013, the company expects total revenue in the range of $1.453 billion to $1.463 billion. On a GAAP basis, net income per diluted share for 2013 is expected to be in the range of $0.55 to $0.56. Using the non-GAAP measure defined below, net income per diluted share for 2013 is expected to be in the range of $0.85 to $0.86.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a third quarter 2013 financial results audio webcast today, October 23, 2013, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 23, 2013 at 5 p.m. (Pacific) and ending November 6, 2013 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Palladium and Spectre are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s third quarter 2013 financial results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs and a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization and sale of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 acquisitions, executive severance costs, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	September 28, 2013	September 29, 2012
	(unaudited)
(in thousands)
Net income on a GAAP basis	$38,500	$58,584
Amortization and sale of acquired intangibles	13,027	7,750
Stock-based compensation expense	18,566	12,399
Non-qualified deferred compensation expenses (credits)	186	(839)
Restructuring and other charges	86	57
Integration and acquisition-related costs	8,041	3,016
Executive severance costs	745	—
Amortization of debt discount	5,693	5,279
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,544)	1,954
Acquisition-related income tax benefit	—	(14,806)
Income tax effect of non-GAAP adjustments	(19,895)	(14,054)
Net income on a non-GAAP basis	$63,405	$59,340

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	September 28, 2013	September 29, 2012
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.13	$0.21
Amortization and sale of acquired intangibles	0.04	0.03
Stock-based compensation expense	0.06	0.04
Non-qualified deferred compensation expenses (credits)	—	—
Restructuring and other charges	—	—
Integration and acquisition-related costs	0.03	0.01
Executive severance costs	—	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Acquisition-related income tax benefit	—	(0.05)
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.21	$0.21
Shares used in calculation of diluted net income per share — GAAP**	296,958	283,328
Shares used in calculation of diluted net income per share — non-GAAP**	296,958	283,328

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 13, 2013, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s fourth quarter and fiscal year 2013 earnings release is published, which is currently scheduled for January 29, 2014.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 28, 2013 and December 29, 2012
(In thousands)
(Unaudited)

	September 28, 2013	December 29, 2012
Current assets:
Cash and cash equivalents	$620,403	$726,357
Short-term investments	96,019	100,704
Receivables, net of allowances of $144 and $85, respectively	101,896	97,821
Inventories	45,877	36,163
2015 notes hedges	292,511	303,154
Prepaid expenses and other	117,457	127,036
Total current assets	1,274,163	1,391,235
Property, plant and equipment, net of accumulated depreciation of $564,416 and $635,450, respectively	241,965	244,439
Goodwill	456,267	233,266
Acquired intangibles, net of accumulated amortization of $128,004 and $104,351, respectively	323,807	184,938
Long-term receivables	3,994	7,559
Other assets	257,191	225,566
Total assets	$2,557,387	$2,287,003
Current liabilities:
Revolving credit facility	$50,000	$—
Convertible notes	463,837	447,011
2015 notes embedded conversion derivative	292,511	303,154
Accounts payable and accrued liabilities	193,445	171,318
Current portion of deferred revenue	297,897	295,787
Total current liabilities	1,297,690	1,217,270
Long-term liabilities:
Long-term portion of deferred revenue	48,229	50,529
Other long-term liabilities	115,262	104,033
Total long-term liabilities	163,491	154,562
Stockholders’ equity	1,096,206	915,171
Total liabilities and stockholders’ equity	$2,557,387	$2,287,003

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 28, 2013 and September 29, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenue:
Product and maintenance	$341,601	$310,118	$1,007,855	$893,916
Services	25,046	28,415	75,539	86,923
Total revenue	366,647	338,533	1,083,394	980,839
Costs and expenses:
Cost of product and maintenance	32,546	34,461	90,488	94,079
Cost of services	17,190	16,809	50,682	53,254
Marketing and sales	98,094	82,461	283,773	246,674
Research and development	138,078	115,078	398,557	335,703
General and administrative	27,582	26,350	91,833	84,364
Amortization of acquired intangibles	5,141	3,876	14,259	11,305
Restructuring and other charges	86	57	2,594	49
Total costs and expenses	318,717	279,092	932,186	825,428
Income from operations	47,930	59,441	151,208	155,411
Interest expense	(9,583)	(8,737)	(28,373)	(25,840)
Other income (expense), net	2,535	(131)	6,728	5,972
Income before provision (benefit) for income taxes	40,882	50,573	129,563	135,543
Provision (benefit) for income taxes	2,382	(8,011)	3,025	9,469
Net income	$38,500	$58,584	$126,538	$126,074
Net income per share - basic	$0.14	$0.22	$0.46	$0.47
Net income per share - diluted	$0.13	$0.21	$0.43	$0.45
Weighted average common shares outstanding - basic	278,977	271,350	277,034	269,643
Weighted average common shares outstanding - diluted	296,958	283,328	294,531	278,760

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 28, 2013 and September 29, 2012
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2013	September 29, 2012
Cash and cash equivalents at beginning of period	$726,357	$601,602
Cash flows from operating activities:
Net income	126,538	126,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,681	67,171
Amortization of debt discount and fees	19,102	17,480
Stock-based compensation	47,487	34,285
Gain on investments, net	(4,035)	(2,222)
Deferred income taxes	(6,425)	(14,107)
Other non-cash items	2,183	3,578
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	2,192	24,276
Inventories	(10,005)	6,936
Prepaid expenses and other	26,927	1,547
Other assets	(46,651)	(3,101)
Accounts payable and accrued liabilities	18,277	(1,714)
Deferred revenue	(5,474)	(38,230)
Other long-term liabilities	5,644	(1,855)
Net cash provided by operating activities	248,441	220,118
Cash flows from investing activities:
Purchases of available-for-sale securities	(84,000)	(101,248)
Proceeds from the sale of available-for-sale securities	59,014	5,936
Proceeds from the maturity of available-for-sale securities	30,506	1,500
Proceeds from the sale of long-term investments	6,200	44
Purchases of property, plant and equipment	(35,950)	(25,932)
Investment in venture capital partnerships and equity investments	—	(250)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(392,825)	(66,432)
Net cash used for investing activities	(417,055)	(186,382)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	—
Payment on revolving credit facility	(50,000)	—
Payment of convertible notes	(78)	—
Principal payments on receivable financing	(2,526)	(2,907)
Payment of acquisition-related contingent consideration	(677)	(39)
Tax effect related to employee stock transactions allocated to equity	9,494	5,790
Proceeds from issuance of common stock	40,691	28,755
Stock received for payment of employee taxes on vesting of restricted stock	(19,461)	(13,457)
Net cash provided by financing activities	77,443	18,142
Effect of exchange rate changes on cash and cash equivalents	(14,783)	(4,381)
Increase (decrease) in cash and cash equivalents	(105,954)	47,497
Cash and cash equivalents at end of period	$620,403	$649,099

Cadence Design Systems, Inc.
As of October 23, 2013
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending December 28, 2013	Year Ending December 28, 2013
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.11 to $0.13	$0.55 to $0.56
Amortization and sale of acquired intangibles	0.04	0.15
Stock-based compensation expense	0.07	0.22
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges	—	0.01
Integration and acquisition-related costs	0.02	0.10
Executive severance costs	—	—
Amortization of debt discount	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax benefit due to a release of an uncertain tax position	—	(0.12)
Income tax effect of non-GAAP adjustments	(0.04)	(0.14)
Diluted net income per share on a non-GAAP basis	$0.22 to $0.24	$0.85 to $0.86

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of October 23, 2013
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending December 28, 2013	Year Ending December 28, 2013
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$33 to $39	$160 to $165
Amortization and sale of acquired intangibles	12	44
Stock-based compensation expense	19	66
Non-qualified deferred compensation expenses	—	2
Restructuring and other charges	—	3
Integration and acquisition-related costs	6	30
Executive severance costs	—	1
Amortization of debt discount	6	22
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(4)
Income tax benefit due to a release of an uncertain tax position	—	(34)
Income tax effect of non-GAAP adjustments	(13)	(41)
Net income on a non-GAAP basis	$63 to $69	$249 to $254

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2012					2013
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	44%	46%	43%	45%	45%	44%	45%	48%
EMEA	19%	20%	20%	21%	20%	22%	21%	20%
Japan	18%	16%	17%	14%	16%	15%	13%	12%
Asia	19%	18%	20%	20%	19%	19%	21%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2012					2013
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Functional Verification, Hardware and IP	30%	33%	30%	30%	30%	26%	28%	31%
Digital IC Design	23%	22%	23%	23%	23%	25%	23%	21%
Custom IC Design	23%	22%	24%	24%	23%	25%	25%	25%
Design for Manufacturing	7%	6%	6%	6%	6%	7%	6%	6%
System Interconnect Design	8%	8%	9%	9%	9%	10%	11%	10%
Services and other	9%	9%	8%	8%	9%	7%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended September 28, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 28, 2013
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$341,601	$—		$341,601
Services	25,046	—		25,046
Total revenue	366,647	—		366,647
Costs and expenses:
Cost of product and maintenance	32,546	(8,339)	(A)	24,207
Cost of services	17,190	(662)	(A)	16,528
Marketing and sales	98,094	(5,655)	(A)	92,439
Research and development	138,078	(16,713)	(A)	121,365
General and administrative	27,582	(4,055)	(A)	23,527
Amortization of acquired intangibles	5,141	(5,141)	(A)	—
Restructuring and other charges	86	(86)		—
Total costs and expenses	318,717	(40,651)		278,066
Income from operations	47,930	40,651		88,581
Interest expense	(9,583)	5,693	(B)	(3,890)
Other income, net	2,535	(1,544)	(C)	991
Income before provision for income taxes	40,882	44,800		85,682
Provision for income taxes	2,382	19,895	(D)	22,277
Net income	$38,500	$24,905		$63,405
Notes:
(A) For the three months ended September 28, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization and sale of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Executive severance costs	Total adjustments
Cost of product and maintenance	$7,886	$438	$15	$—	$—	$8,339
Cost of services	—	641	21	—	—	$662
Marketing and sales	—	4,594	3	578	480	$5,655
Research and development	—	9,356	60	7,297	—	$16,713
General and administrative	—	3,537	87	166	265	$4,055
Amortization of acquired intangibles	5,141	—	—	—	—	$5,141
Total	$13,027	$18,566	$186	$8,041	$745	$40,565
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended September 29, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 29, 2012
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$310,118	$—		$310,118
Services	28,415	—		28,415
Total revenue	338,533	—		338,533
Costs and expenses:
Cost of product and maintenance	34,461	(4,204)	(E)	30,257
Cost of services	16,809	(474)	(E)	16,335
Marketing and sales	82,461	(2,868)	(E)	79,593
Research and development	115,078	(7,225)	(E)	107,853
General and administrative	26,350	(3,679)	(E)	22,671
Amortization of acquired intangibles	3,876	(3,876)	(E)	—
Restructuring and other charges	57	(57)		—
Total costs and expenses	279,092	(22,383)		256,709
Income from operations	59,441	22,383		81,824
Interest expense	(8,737)	5,279	(F)	(3,458)
Other income, net	(131)	1,954	(G)	1,823
Income before provision for income taxes	50,573	29,616		80,189
Provision for income taxes	(8,011)	28,860	(H)	20,849
Net income	$58,584	$756		$59,340
(E) For the three months ended September 29, 2012 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation credits	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$3,874	$343	$(13)	$—	$4,204
Cost of services	—	493	(19)	—	474
Marketing and sales	—	2,647	(87)	308	2,868
Research and development	—	5,774	(369)	1,820	7,225
General and administrative	—	3,142	(351)	888	3,679
Amortization of acquired intangibles	3,876	—	—	—	3,876
Total	$7,750	$12,399	$(839)	$3,016	$22,326
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments